Exhibit 10.2

RESOLUTION OF THE BOARD OF DIRECTORS

OF
WHITE FOX VENTURES INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 12th day of August 2016;

The Board of Directors which was present for this meeting & took active part therein was:

Shinsuke Nakano

WHEREAS there has been presented to and considered by this meeting a Motion to accept the Resignation of our current Interim Chief Financial Officer & Board Member Seth Shaw, and to APPOINT Mr. Takehiro Abe as Chief Financial Officer.

NOW THEREFORE BE IT RESOLVED that the majority of Directors having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.315, have unanimously decided and RESOLVED that:

TAKEHIRO ABE be named as new CHIEF FINANCIAL OFFICER

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

/s/ Shinsuke Nakano
Shinsuke Nakano, Director, CEO